                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is entered into as of this 25th day of April 2008 METLIFE INVESTORS USA INSURANCE COMPANY, a Delaware life insurance company, METLIFE INVESTORS INSURANCE COMPANY, a Missouri life insurance company, FIRST METLIFE INVESTORS INSURANCE COMPANY, a New York life insurance company, METROPOLITAN LIFE INSURANCE COMPANY, a New York life insurance company, NEW ENGLAND LIFE INSURANCE COMPANY, a Massachusetts life insurance company, METLIFE INSURANCE COMPANY OF CONNECTICUT, a Connecticut life insurance company (the "Insurance Company"), (on behalf of themselves and certain of their separate accounts); MET INVESTORS ADVISORY, LLC, a Delaware limited liability corporation ("MIA"); MET INVESTORS SERIES TRUST (the "Trust"); AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

                                   WITNESSETH:

     WHEREAS, Insurance Company has issued and proposes to issue, now and in the future, certain variable annuity contracts and/or variable life policies (the "Contracts");

     WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an "Account") for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale;

     WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

     WHEREAS, the Series is divided into various funds (the "Master Funds"), and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund;

     WHEREAS, the Trust is divided into various series (the "Portfolios"), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

     WHEREAS, certain Portfolios propose to hold as their only investment shares of a

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corresponding Master Fund as set forth in Attachment A, as such Appendix A may
                                          ------------
be amended from time to time by mutual agreement in writing, with each such Portfolio having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund;

     WHEREAS, certain Master Funds (through the Portfolios) listed in Attachment
                                                                      ----------
A to this Agreement will serve as certain of the underlying investment mediums
-
for the Contracts issued with respect to the Accounts; and

     WHEREAS, CRMC is the investment adviser for the Series and MIA is the investment adviser to the Trust.

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Series and CRMC hereby agree as follows:

     1. The Series and CRMC each represents and warrants to Insurance Company and the Trust that: (a) a registration statement under the 1933 Act and under the 1940 Act (collectively, the "SEC Filings") with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; (c) the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company and the Trust expressly for use therein; and (d) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

     2. The Trust and MIA each represents and warrants to the Series and CRMC that (a) the shares of the Portfolios are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (b) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Delaware; (c) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of

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the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC or the Series expressly for use therein; and (e) the Trust and MIA will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.

     3. Insurance Company represents and warrants to the Series and CRMC that the Contracts are or will be and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that it will maintain such treatment and that it will notify the Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Insurance Company further represents and warrants to the Series and CRMC that:

     a. a registration statement under the 1933 Act and under the 1940 Act (if required by law) with respect to the Contracts and each Account has been or will be filed with the Commission (a copy of which will be delivered to the Series, upon request, when effective), and copies of any and all amendments thereto will be forwarded to the Series, upon request, at the time that they are filed with the Commission (if required by law);

     b. each such registration statement (if required by law) and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company or its underwriter by the Series or CRMC expressly for use therein;

     4. (a) The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of:
(1) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (2) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     (b) The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be

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necessary for use as the funding vehicle for the Contracts.

     5. The Series agrees to make Class 1 shares of the Master Funds listed on Attachment A hereto available to the Portfolios. Master Fund shares to be made
------------
available to Accounts for the Contracts (through the Portfolios) shall be sold by the Series and purchased by the Trust for a given Account at the net asset value of the respective class of the respective Master Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series.

     For purposes of this Paragraph 5, Insurance Company shall be a designee of the Trust and the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by both the Trust and the Series; provided that the Trust and the Series each receive notice of such order by 9:30 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates the net asset values of each class of shares of each Master Fund pursuant to the rules of the Commission. The Series will make the Class 1 shares of each Master Fund available indefinitely for purchase at the applicable net asset value per share by the Trust and the Accounts (through the Portfolios) on those days on which the Series calculates the net asset values of each such class pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset values on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for Class 1 shares of each Master Fund available to the Trust on a daily basis as soon as reasonably practical after the Series calculates such net asset values per share, and the Series shall use its best efforts to make such net asset values per share available by 6:30 p.m. Eastern time. CRMC and the Series shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. The Series and CRMC are responsible for maintaining net asset values for each class of each Master Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and the Trust and the Series shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

          The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Series reserves the right to reject any purchase order if, in the opinion of the officers of the Series or CRMC, the trading activities of any Contract owner, through the Trust, is or potentially may be harmful to the Series.

     Insurance Company and the Trust have policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or subaccount thereof.

     6. The Trust will make shares of the Portfolios listed on Appendix A available only to Insurance Company, and their respective separate accounts and to pension plans and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Portfolios.

     7. The Contracts funded through each Account will provide for the allocation of net amounts among certain subaccounts corresponding to the Class 1 shares of each Master Fund (each, a "Subaccount") for investment in shares of the Portfolios as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner in accordance with the terms of the Contracts and such selection may be changed in accordance with the terms of the Contracts.

     8. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Portfolios. Shares ordered from a particular Master Fund will be recorded by the Series as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by the Trust or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or its subaccount.

     9. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     10. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms of the Master Funds' then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 9:30 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

     11. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue

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in accordance with applicable federal and state laws prior to their purchase by the Trust for an Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses (and supplements thereto) and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

     With respect to any prospectus and annual and semi-annual reports (the "Reports") of the Series that are printed in combination with any one or more such Reports of other investment options for the Contracts (the "Booklet"), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series' Reports included in the Booklet to the number of pages in the Booklet as a whole.

     12. Insurance Company shall bear the expenses for the cost of preparation and delivery of Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

     13. Insurance Company and the Trust each represent and warrant to the Series that any information furnished in writing by Insurance Company or the Trust, respectively, to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Series represents and warrants to Insurance Company and the Trust that any information furnished in writing by the Series to Insurance Company or the Trust for use in the registration statement of the Trust or Insurance Company will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     14. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by CRMC or its affiliates. Likewise, Series and CRMC and their affiliates shall make no representations concerning the Trust's shares except those contained in the then current Prospectus of the Trust, current statement of additional information of the Trust, in such printed information subsequently issued on behalf of the Trust, in information published on the Trust's or its investment manager's internet site, or in materials approved by the Trust's investment manager or its affiliates.

     15. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company. The Series represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Series agrees that each Master Fund will comply with the diversification requirements of Section
817. The Series also agrees to maintain each Master Fund's qualification as a "regulated investment company" ("RIC") under the Code. The Series will provide Insurance Company and the Trust with securities holdings reports for each Fund as soon as reasonably practicable after each calendar quarter, but in no event later than 30 days after the end of the calendar quarter.

     16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more of the Portfolios or Master Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Insurance Company and the Trust of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

     The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

     17. Insurance Company agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Series or CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Insurance Company's: (a) making untrue statements of material facts or omitting material facts in a Contract's registration statement, prospectus, statement of additional information, annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that the Series or CRMC includes in the same materials of the Series, provided that Series or CRMC relies on information supplied by Insurance Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Portfolio or Master Fund shares; and (d) materially breaching this Agreement or a

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representation or warranty.

     18. The Trust and MIA agree to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Series or CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's: (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus, statement of additional information, semi-annual or annual reports provided to Contract owners and in sales literature for the Trust; (b) making untrue statements of material facts that the Series or CRMC includes in the same materials of the Series, provided that Series or CRMC relies on information supplied by the Trust; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust with respect to the sale of Portfolio shares; and (d) materially breaching this Agreement or a representation or warranty.

     19. The Series and CRMC each agrees to indemnify and hold Insurance Company and the Trust harmless against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Insurance Company or the Trust may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that the Insurance Company or the Trust includes in their materials, provided the Insurance Company or the Trust relies on information supplied by the Series; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series with respect to the sale of the Contracts, Portfolio or Master Fund shares or the operation of the Series or a Master Fund; (d) failure of the Series to comply with any Master Fund's investment objectives, policies and restrictions; and (e) materially breaching this Agreement or a representation or warranty, including, but not limited to, the representations, warranties and covenants in Section 14.

     20. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract or the prospectus for the Contract. The Series and CRMC will comply in all material respects with all of the provisions of the 1940 Act requiring voting by shareholders.

     21. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

     (a)  by mutual agreement at any time; or

     (b) any party at any time upon sixty days' written notice to the other parties; or

     (c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or

     (d) at the option of Insurance Company or the Trust, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available; or

     (e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code; or

     (f) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Portfolios or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series to each of the other parties; or

     (g) at Insurance Company's or Trust's option by written notice to the Series and/or CRMC if either shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (h) at the option of the Series or CRMC by written notice to Insurance Company and the Trust if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

     22. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     IF TO INSURANCE COMPANY:

     MetLife Investors USA Insurance Company,
     MetLife Investors Insurance Company, and

     First MetLife Investors Insurance Company
     5 Park Plaza, Suite 1900
     Irvine, CA, 92614
     Attention: Elizabeth Forget, Executive Vice President

     Metropolitan Life Insurance Company,
     MetLife Insurance Company of Connecticut and
     New England Life Insurance Company
     501 Boylston Street
     Boston, MA 02116
     Attention: Alan C. Leland, Vice President

     IF TO THE TRUST:

     Met Investors Series Trust
     5 Park Plaza, Suite 1900
     Irvine CA, 92614
     Attention: President

     With a Copy to

     Met Investors Advisory LLC
     501 Boylston
     Boston, MA
     Attention: Jack Huntington

     IF TO MIA:

     Met Investors Advisory LLC
     5 Park Plaza, Suite 1900
     Irvine, California, 92614
     Attention: Elizabeth Forget, President

     IN ANY CASE WITH A COPY TO:

     Met Investors Advisory, LLC
     501 Boylston Street
     Boston, MA, 02116
     Attention: Marie Swift, Associate General Counsel

     IF TO SERIES:

     American Funds Insurance Series
     333 S. Hope Street, 55th Floor
     Los Angeles, California 90071
     Attention: Michael J. Downer, Senior Vice President
     Facsimile No.: (213) 486-9041

     WITH A COPY TO:

     Capital Research and Management Company

     333 S. Hope Street, 55th Floor
     Los-Angeles, California 90071
     Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
                Fund Business Management Group
     Facsimile No.: (213) 486-9041

     IF TO CRMC:

     Capital Research and Management Company
     333 S. Hope Street, 55th Floor
     Los Angeles, CA 90071
     Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
                Fund Business Management Group, and Secretary
     Facsimile No.: (213) 486-9041

     WITH A COPY TO:

     Capital Research and Management Company
     333 S. Hope Street, 55th Floor
     Los Angeles, California 90071
     Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
                Fund Business Management Group
     Facsimile No.: (213) 486-9041

     23. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

     24. If this Agreement terminates, the Series, at Insurance Company's option, will continue to make additional shares of the Series available to the Portfolios for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance Company agrees not to redeem shares of the Series unless: (a) the Agreement is terminated; (b) legitimately required to do so according to a Contract owner's request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) unless Insurance Company or the Trust provides at least sixty (60) days advance written notice.

     25. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Trust, Insurance Company and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC.

     The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except MIA if it is a shareholder) of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if the Series or CRMC seek satisfaction for any liability of the Trust in respect of this Agreement, the Trust may seek recourse against MIA.

     26. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     27. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

     28. The following Paragraphs shall survive any termination of this
Agreement: 5, 11, 12, 15, 17, 18, 19, and 22 to 28.

     29. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the here to have caused this Agreement to be duly executed parties and attested as of the date first above written.

                                       METLIFE INVESTORS USA INSURANCE COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------


                                       METLIFE INVESTORS INSURANCE COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------


                                       FIRST METLIFE INVESTORS INSURANCE COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------


                                       METROPLITAN LIFE INSURANCE COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------


                                       NEW ENGLAND LIFE INSURANCE COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------

                                       METLIFE INSURANCE COMPANY OF CONNECTICUT


Attest:                                By:
                                           -------------------------------------

                                       Its
------------------------------------       -------------------------------------


                                       MET INVESTORS SERIES TRUST


Attest:                                By:
                                           -------------------------------------

                                       Its:
------------------------------------        ------------------------------------


                                       AMERICAN FUNDS INSURANCE SERIES


Attest:                                By:
                                           -------------------------------------

                                       Its: Secretary
------------------------------------


                                       CAPITAL RESEARCH AND MANAGEMENT COMPANY


Attest:                                By:
                                           -------------------------------------

                                       Its: Vice President and Secretary
------------------------------------


                                       MET INVESTORS ADVISORY, LLC


Attest:                                By:
                                           -------------------------------------

                                       Its: Vice President and Secretary
------------------------------------

                                  ATTACHMENT A
                                  ------------

                    MASTER FUNDS AND CORRESPONDING PORTFOLIOS
                    -----------------------------------------

AMERICAN FUNDS INSURANCE SERIES
MASTER FUNDS:-                    TRUST PORTFOLIOS:
-------------------------------   ----------------------------------------------
   .    Bond Fund                    .    American Funds Bond Portfolio
   .    Growth Fund                  .    American Funds Growth Portfolio
   .    International Fund           .    American Funds International Portfolio